                                                                EXHIBIT 11.1
                         BROAD NATIONAL BANCORPORATION
                      COMPUTATION OF NET INCOME PER SHARE

                                               For the
                                             Three Months
                                            Ended March 31,                   For the Years Ended December 31,
                                           ------------------      ------------------------------------------------------
                                           1997       1996(1)      1996       1995(1)     1994(1)     1993(2)     1992(2)
                                           ----       -------      ----       -------     -------     -------     -------
                                                           (Dollars in thousands, except per share amounts)
                                                           ------------------------------------------------
PRIMARY:
  Average number of common shares
    outstanding                          4,669,188   4,237,474   4,561,066   3,245,081   3,164,227   3,119,656   3,093,766
  Assumed exercise of options
    outstanding                            143,809      88,043      88,712      56,641       4,164       1,513           0
                                        ----------  ----------  ----------  ----------  ----------  ----------  ----------
  Average number of commons shares
    and common share equivalents
    outstanding                          4,812,997   4,325,517   4,649,778   3,301,722   3,168,391   3,121,169   3,093,766
                                        ==========  ==========  ==========  ==========  ==========  ==========  ==========

  Net income before cumulative effect
    of a change in accounting
    principle                           $1,661,150  $1,036,650  $5,273,146  $4,419,660  $4,688,711  $2,050,649  $1,692,972
  Less: Cumulative Preferred Dividends           0           0           0     579,548     613,933     609,727      88,144
                                        ----------  ----------  ----------  ----------  ----------  ----------  ----------
  Net income available to common
    shareholders before cumulative
    effect of a change in accounting
    principle                           $1,661,150  $1,036,650  $5,273,146  $3,840,112  $4,074,778  $1,440,992  $1,604,828
  Cumulative effect of a change in
    accounting principle                         0           0           0           0           0   1,085,603           0
                                        ----------  ----------  ----------  ----------  ----------  ----------  ----------
  Net income available to common
    shareholders                        $1,661,150  $1,036,650  $5,273,146  $3,840,112  $4,074,778  $2,526,525  $1,604,828
                                        ==========  ==========  ==========  ==========  ==========  ==========  ==========

PRIMARY EARNINGS PER COMMON SHARE:
  Before cumulative effect of a
    change in accounting principle           $0.35       $0.24       $1.13       $1.16       $1.29       $0.45       $0.52
  Cumulative effect of a change in
    accounting principle                      0.00        0.00        0.00        0.00        0.00        0.35        0.00
                                        ----------  ----------  ----------  ----------  ----------  ----------  ----------
  Primary earnings per common share          $0.35       $0.24       $1.13       $1.16       $1.29       $0.80       $0.52
                                        ==========  ==========  ==========  ==========  ==========  ==========  ==========

ASSUMING FULL DILUTION:
  Average number of common shares
    outstanding                          4,669,188   4,237,474   4,561,066   3,245,081   3,164,227   3,119,656   3,093,766
  Assumed exercise of options
    outstanding                            181,507      97,264     120,102      68,192      17,396       1,513           0
  Assumed conversion of preferred
    shares                                       0     423,743     110,067   1,421,305   1,494,400   1,432,328     122,792
                                        ----------  ----------  ----------  ----------  ----------  ----------  ----------
  Adjusted average number of common
    shares outstanding                   4,850,695   4,758,481   4,791,235   4,734,578   4,676,023   4,553,497   3,216,557
                                        ==========  ==========  ==========  ==========  ==========  ==========  ==========
  Net income before cumulative effect
    of a change in accounting
    principle                           $1,661,150  $1,036,650  $5,273,146  $4,419,660  $4,688,711  $2,050,649  $1,663,590
  Cumulative effect of a change in
    accounting principle                         0           0           0           0           0   1,085,603           0
                                        ----------  ----------  ----------  ----------  ----------  ----------  ----------
  Net income                            $1,661,150  $1,036,650  $5,273,146  $4,419,660  $4,688,711  $3,136,252  $1,663,590
                                        ==========  ==========  ==========  ==========  ==========  ==========  ==========

FULLY DILUTED EARNINGS PER COMMON
SHARE:
  Before cumulative effect of a
    change in accounting principle           $0.34       $0.22       $1.10       $0.93       $1.00       $0.46       $0.52
  Cumulative effect of a change in
    accounting principle                     $0.00       $0.00       $0.00       $0.00       $0.00       $0.24       $0.00
                                        ----------  ----------  ----------  ----------  ----------  ----------  ----------
  Fully diluted earnings per
    common share                             $0.34       $0.22       $1.10       $0.93       $1.00       $0.70       $0.52
                                        ==========  ==========  ==========  ==========  ==========  ==========  ==========

(1) All share and per share amounts have been restated to reflect 10% stock dividend which was distributed October 3, 1996.

(2) All share and per share amounts have been restated to reflect the 10% stock dividend which was distributed October 3, 1996, and the 5% stock dividend which was distributed December 16, 1994.